Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”), dated as of April 30, 2019, is entered into by and between Helios and Matheson Analytics Inc., a Delaware corporation (the “Company”), and the party identified as “Holder” on the signature page hereto (the “Holder”).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of March 25, 2019, between the Company and the Holder and the other purchasers signatory thereto (the “Purchase Agreement”) and the Registration Statement (as defined in the Purchase Agreement), the Holder purchased Series F-2 Warrants (the “Warrants”) to purchase up to 20,080 shares of Preferred Stock of the Company, having an exercise price of $100 per share and an expiration date of five (5) years following the initial exercise date as set forth therein; and

WHEREAS, pursuant to the terms herein, the Company and the Holder have agreed to exchange the Warrants for a debenture of the Company to be issued to the Holder in the form of Exhibit A hereto (the “Debenture”), having an initial principal amount of $700,000.00.

WHEREAS, defined terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and if not defined therein, then in the Debenture.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and the Holder hereby agrees as follows:

1. Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Holder shall, and the Company shall, pursuant to Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act, exchange the Warrants for the Debenture. Subject to the conditions set forth herein, the exchange of the Warrants for the Debenture shall take place on April 30, 2019, or at such other time and place as the Company and the Holder mutually agree (the “Closing” and the “Closing Date”). At the Closing, the following transactions shall occur (such transactions, an “Exchange”):

1.1 On the Closing Date, in exchange for the Warrants, the Company shall deliver the Debenture to the Holder or its designee in accordance with the Holder’s delivery instructions set forth on the Holder’s signature page hereto. Upon delivery of the Debenture to the Holder in accordance with this Section 1.1, all of the Holder’s rights under the Warrants shall be extinguished. The Holder shall tender to the Company the Warrants within three Trading Days of the Closing Date.

1.2 On the Closing Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Debenture, and the Warrants shall be deemed for all corporate purposes to have been cancelled, irrespective of the date such Debenture is delivered to the Holder in accordance herewith.

2. Closing Conditions.

2.1 Conditions to Holder’s Obligations. The obligation of the Holder to consummate the Exchange is subject to the fulfillment, to the Holder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) Issuance of Securities. At the Closing, the Company shall issue the Debenture, registered in the name of the Holder.

(c) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(e) Consents. The Company shall have obtained all required consents and approvals required to effect the transaction hereunder.

2.2 Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Holder that:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization (or reservation for issuance of), the Exchange, and the issuance of the Debenture have been taken on or prior to the date hereof.

3.3 Valid Issuance of the Securities. The Debenture, when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable.

3.4 Offering. The offer and issuance of the Debenture as contemplated by this Agreement are exempt from the registration requirements of the Securities Act. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

3.5 Compliance with Laws. To the Company’s knowledge, the Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business and the Company has not received written notice of any such violation.

3.6 Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

3.7 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Securities or any of the Company’s officers or directors in their capacities as such that would reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries and that would be required to be disclosed under Item 103 of Regulation S-K under the Securities Act and which has not been publicly announced, except as disclosed in the SEC Reports or in Schedule 3.1(j) of the Purchase Agreement.

3.8 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

3.9 Disclosure. The Company confirms that neither the Company nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in the securities of the Company.

3.10 No Commission Paid. Neither the Company nor any of its Affiliates nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange.

3.11 Characteristics. The Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Debenture issued in exchange for the registered Warrants take on the registered characteristics of the Warrants. The Company agrees not to take any position contrary to this Section 3.12.

4. Representations and Warranties of the Holder. The Holder hereby represents, warrants and covenants that:

4.1 Authorization. The Holder has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

4.2 Ownership of the Warrants. The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Warrants hereunder free and clear of all rights and Liens. The Holder has full power and authority to transfer and dispose of the Warrants to the Company free and clear of any right or Lien.

4.3 Holder Status. The Holder is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

4.4 Understandings or Arrangements. The Holder is acquiring the Debentures hereunder as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Debentures. The Holder is acquiring the Debentures hereunder in the ordinary course of its business.

5. Additional Covenants.

5.1 Disclosure. The Company shall, on or before 9:30 a.m., New York City time, on the first business day after the date of this Agreement, file with the Securities and Exchange Commission a Current Report on Form 8-K (the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the filing of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Holder. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.

5.2 Most Favored Nations. The Company covenants and agrees that it has not entered into an exchange agreement with any other holder of Warrants (each, an “Other Holder”) for any material amendments, modifications or exchanges to the terms of such Warrants (or settlement or exchange of such Warrants for other material consideration) (each a “More Favorable Agreement”), that is more favorable to such Other Holder than those of the Holder pursuant to this Agreement. If the Company enters into a More Favorable Agreement with terms that are materially different from this Agreement (“material” shall be in the reasonable determination of the Holder), then (i) the Company shall provide written notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement that shall be, without any further action by the Holder or the Company, automatically and retroactively to the date hereof, amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of such more favorable material terms and/or conditions (as the case may be) set forth in such More Favorable Agreement, provided that upon written notice to the Company within five business days of such Company’s written notice, the Holder may elect not to accept the benefit of any such amended or modified material term or condition, in which event the material term or condition contained in this Agreement shall continue to apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each More Favorable Agreement and shall be effective whether or not the Holder holds the Debentures at such time. The Company will notify the Holder any time it enters into any agreement with any Other Holder relating to the Warrants and, at the request of the Holder, provide the Holder with such agreement for its review.

5.3 Amendment of Purchase Agreement; Waivers.

(a) Amendments. The Holder and the Company hereby agree that the Purchase Agreement shall be amended to remove the requirement that the Company obtain the Shareholder Approval, including without limitation, as follows:

(i) The definition of Shareholder Approval in Section 1.1 of the Purchase Agreement is hereby deleted.

(ii) Section 3.1(e) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.3 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).”

(iii) Section 4.11 of the Purchase Agreement is hereby deleted.

(iv) Section 4.15 of the Purchase Agreement is hereby deleted in its entirety.

(b) Effect; Waiver. Upon execution hereof and consent to the foregoing amendment by all other Purchasers (as defined in the Purchase Agreement), each reference to the Purchase Agreement shall be to the Purchase Agreement as amended hereby. Regardless and independent of such amendments going into effect, the Holder, in its capacity as Purchaser under the Purchase Agreement, hereby waives the requirement that the Company obtain the Shareholder Approval, consistent with the amendments set forth in Section 5.3(a) hereof.

5.4 Definitions. The Debenture shall for all such purposes be deemed “Securities” as used under the Purchase Agreement, to the extent applicable, as if the Debenture were issued pursuant to such agreement.

5.5 Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

6. Miscellaneous.

6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.3 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered pursuant to the terms of the Purchase Agreement.

6.4 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

6.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.6 Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning the Exchange and the other matters described herein and therein and supersede and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.8 Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the Debenture.

6.9 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.10 Independent Obligation. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder under any other agreement, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained herein, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

[signatures on following pages]

IN WITNESS WHEREOF, this Securities Exchange Agreement is executed as of the date first set forth above.

HELIOS AND MATHESON ANALYTICS INC.

By:
Name:
Title:

[signature page of Holder to follow]

SIGNATURE PAGE OF HOLDER TO

SECURITIES EXCHANGE AGREEMENT

BETWEEN HELIOS AND MATHESON ANALYTICS INC. AND

THE HOLDER THEREUNDER

Name of Holder: ___________________________________

By: ______________________________________________

Name: ____________________________________________

Title: _____________________________________________

Delivery Instructions: